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                                                              EXHIBIT 21

                          SUBSIDIARIES OF STANHOME INC.

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<CAPTIONS>

                                                                    Other Names
                                             Jurisdiction           Under Which
Name                                       of Organization       Business is Conducted
Border Fine Arts Company Limited           Scotland

Border Fine Arts (Ireland) Ltd.            N. Ireland

Collector Appreciation, Inc.               Delaware

Consumer Products Group, Inc.              Florida

Cosmhogar, S.A.                            Spain

Enesco Corporation                         Ohio                  The Back Door Store
                                                                 Treasure Chest

Enesco European Giftware Group
   Limited                                 England

Enesco Import GmbH                         Germany

Enesco International Ltd.                  Delaware

Enesco International (H.K.) Limited        Hong Kong

Enesco Limited                             United Kingdom

Enesco Worldwide Holdings, Inc.            Delaware

Heinz Deichert GmbH                        Germany

Lilliput Lane Limited                      England

Lilliput Incorporated                      Maryland

N.C. Cameron & Sons Limited                Ontario, Canada

Sports Impressions, Inc.                   Delaware

Stanhome Capital, Inc.                     Delaware

Stanhome de Mexico, S.A. de C.V.           Mexico

Stanhome European Development
   Center, S.A.                            Spain

Stanhome Iberia, S.A.                      Spain

Stanhome Inter-American Corporation        Delaware

Stanhome Panamericana, C.A.                Venezuela

Stanhome plc                               England

Stanhome S.A.                              France

Stanhome, S.A.                             Spain
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Stanhome S.p.A.                            Italy

Stanhome Trading Company Ltd.              Slovenia

Stanhome West Germany Limited              Delaware

The Hamilton Group Limited, Inc.           Florida

The Hamilton Collection, Inc.              Florida

Via Vermont Ltd.                           Delaware

Via Vermont, S.A. de C.V.                  Mexico

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All of the above-listed subsidiaries are included in the Company's consolidated financial statements for all of both 1993 and 1994, except for Border Fine Arts Company Limited, which was acquired in November, 1994; Border Fine Arts (Ireland) Ltd., which was acquired in November, 1994; Collector Appreciation, Inc., which began operations in February, 1994; Consumer Products Group, Inc., which began operations in May, 1993; Enesco European Giftware Group Limited (previously Lilliput Group plc), which was acquired in October, 1994; Lilliput Lane Limited, which was acquired in October, 1994; Lilliput Incorporated, which was acquired in October, 1994; Stanhome European Development Center, S.A., which was incorporated in October, 1993; and Stanhome plc, which was incorporated in June, 1994.